Exhibit 5.1

300 North LaSalle Chicago, IL 60654-3406 Tel: 312 728 9000 Fax: 312 728 9199

May 12, 2025

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

Re:	Biogen Inc. – 5.050% Senior Notes due 2031, 5.750% Senior Notes due 2035 and 6.450% Senior Notes due 2055

Ladies and Gentlemen:

We have acted as counsel to Biogen Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $400,000,000 aggregate principal amount of the Company’s 5.050% Senior Notes due 2031, $650,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2035 and $700,000,000 aggregate principal amount of the Company’s 6.450% Senior Notes due 2055 (collectively, the “Notes”) pursuant to the Indenture, dated as of September 15, 2015, as supplemented by the Fourth Supplemental Indenture, dated as of May 12, 2025 (such Indenture, as so supplemented, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”).

In connection therewith, we have examined (a) the Registration Statement on Form S-3 (File No. 333-286915) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the prospectus of the Company dated May 1, 2025, as supplemented by the prospectus supplement, dated May 6, 2025, relating to the Notes, as filed with the Commission on May 8, 2025, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), and (c) the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinion rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and of public officials.

BRUSSELS CHICAGO DALLAS FRANKFURT HOUSTON LONDON  LOS ANGELES MILAN

MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Biogen Inc.

May 12, 2025

Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that the Notes have been duly authorized and (assuming their due authentication by the Trustee), when they have been duly executed, issued and delivered in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

The opinion rendered herein is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated May 12, 2025, as filed with the Commission on May 12, 2025, which is incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the caption “Validity of the Notes” contained in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP